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                                     EXHIBIT 3(ii), Page 1 of 11
                                     TITLE PAGE













                           B Y L A W S

                               OF

                  NORFOLK SOUTHERN CORPORATION

                           AS AMENDED

                        JANUARY 26, 1999


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                                     EXHIBIT 3(ii), Page 2 of 11


                             BYLAWS

                               OF

                  NORFOLK SOUTHERN CORPORATION

                   ---------------------------



                            ARTICLE I

                     STOCKHOLDERS' MEETINGS


SECTION 1. ANNUAL MEETING
---------  --------------
The annual meeting of the stockholders of the corporation shall be held on such date in March, April, May or June as the board of directors may designate. If the date of the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.


SECTION 2. SPECIAL MEETINGS
---------  ----------------
Special meetings of the stockholders shall be held whenever called by the chief executive officer or by a majority of the directors.


SECTION 3. TIME AND PLACE
---------  --------------
All meetings of the stockholders shall be held at the time and place stated in the notice of meeting.


SECTION 4. QUORUM
---------  ------
The holders of a majority of the outstanding shares of capital stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. If less than a quorum is present at an annual or special meeting, then a majority in interest of the stockholders present in person or by proxy may from time to time adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding in his name on the books of the corporation.


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                                     EXHIBIT 3(ii), Page 3 of 11


SECTION 5. RECORD DATE
---------  -----------
The board of directors may fix in advance a date as the record date for a determination of stockholders for any purpose, such date to be not more than seventy days before the meeting or action requiring a determination of stockholders.


SECTION 6. CONDUCT OF MEETINGS
---------  -------------------
The chief executive officer, or any officer or director he may designate, shall preside over all meetings of the stockholders. The secretary of the corporation, or an assistant secretary, shall act as secretary of all the meetings, if present. If the secretary or an assistant secretary is not present, the chairman of the meeting shall appoint a secretary.

The board of directors, prior to the annual meeting of the stockholders each year, shall appoint one or more inspectors of election to act at such annual meeting and at all other meetings of stockholders held during the ensuing year. In the event of the failure of the board to make such appointment or if any inspector of election shall for any reason fail to attend and to act at such meeting, an inspector or inspectors of election, as the case may be, may be appointed by the chairman of the meeting. The inspectors of election shall determine the qualification of voters, the validity of proxies and the results of ballots.


SECTION 7. PROPOSALS BY STOCKHOLDERS
---------  -------------------------
No business may be transacted at an annual or special meeting of stockholders other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who gives to the corporation notice in writing of the proposal, provided that such written notice is received at the principal executive office of the corporation, addressed to the Corporate Secretary, (A) in the case of an annual meeting, not less than ninety (90) nor more than one hundred sixty (160) calendar days prior to the anniversary date of the immediately preceding annual meeting and, (B) in the case of a special meeting, not later than the tenth calendar day next following the date on which notice of the holding of the special meeting is mailed to stockholders or public disclosure of the date


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                                     EXHIBIT 3(ii), Page 4 of 11


of the special meeting was made, whichever first occurs. The written notice given to the corporation shall include (i) the specific language on which stockholders will be asked to vote,
(ii) the name and address of such stockholder, (iii) the class or series and number of shares of the capital stock of the corporation which are owned beneficially and/or of record by such stockholder, (iv) a representation as to the existence and nature of any agreement or understanding between the proposing stockholder and any other person or persons (including their identities) in connection with bringing the proposal, and (v) a representation as to any material interest of the proposing stockholder (and the other person or persons) in the subject matter of the proposal. The requirements of this Section 7 are in addition to any other applicable requirements.



                           ARTICLE II

                       BOARD OF DIRECTORS


SECTION 1. ELECTION, NUMBER AND TERM
---------  -------------------------
The board of directors shall be chosen at the annual meeting of the stockholders. The number of directors shall be eleven, and the directors shall be classified and shall hold office for terms as provided in the articles of incorporation. This number may be increased or decreased at any time by amendment of these bylaws, but shall always be a number of not less than three. Directors need not be stockholders. Directors shall hold office until their successors are elected.


SECTION 2. QUORUM
---------  ------
A majority of the number of directors fixed by these bylaws shall constitute a quorum. If less than a quorum is present at a meeting, then a majority of those present may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.


SECTION 3. VACANCIES
---------  ---------
Any vacancy arising among the directors, including a vacancy resulting from an increase by not more than thirty percent in the number of directors last elected by the stockholders, may be filled by a majority vote of the remaining directors though less than a quorum unless sooner filled by the stockholders.


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                                     EXHIBIT 3(ii), Page 5 of 11


SECTION 4. MEETINGS
---------  --------
Meetings of the board of directors shall be held at times fixed by resolution of the board or upon the call of the chief executive officer or of one-third of the members of the board. Notice of any meeting not held at a time fixed by a resolution of the board shall be given to each director at least two days before the meeting at his residence or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least one day before the meeting. Any such notice shall contain the time and place of the meeting. Meetings may be held without notice if all the directors are present or those not present waive notice before or after the meeting. The chief executive officer, or any director he may designate, shall preside over all meetings.


SECTION 5. COMMITTEES
---------  ----------
The board of directors may by resolution designate an executive committee and one or more other committees, each of which shall consist of two or more directors. Any such committee, to the extent provided in the resolution of the board of directors and except as otherwise provided by law, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation.


SECTION 6. NOMINATIONS OF DIRECTORS
---------  ------------------------
Except as otherwise provided in the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at any annual meeting of the stockholders (a) by or at the direction of the board of directors or (b) by any stockholder
(i) who is a stockholder on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who gives to the corporation notice in writing of the nomination, provided that such written notice is received at the principal executive office of the corporation, addressed to the Corporate Secretary, not less than ninety (90) nor more than one hundred sixty (160) calendar days prior to the anniversary date of the immediately preceding annual meeting. The written notice given to the corporation shall include all the information about the nominee that would be required by applicable rules and regulations of the Securities and Exchange Commission to be included for nominees listed in the proxy statement for such meeting and shall include (i) the name and address of such stockholder and (ii) the class or series and number of shares of


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                                     EXHIBIT 3(ii), Page 6 of 11


the capital stock of the corporation which are owned beneficially and/or of record by such stockholder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.



                           ARTICLE III

                            OFFICERS


SECTION 1. ELECTION, NUMBER AND TERM
---------  -------------------------
The board of directors, promptly after its election in each year, may elect a chairman of the board and shall elect a president (one of whom shall be designated chief executive officer), a secretary and a treasurer, and may elect one or more vice chairmen and vice presidents and may appoint such other officers as it may deem proper. Any officer may hold more than one office except that the same person shall not be president and secretary. Each officer shall hold office until his successor is elected or until his death or until he resigns or is removed in the manner hereinafter provided.


SECTION 2. REMOVAL
---------  -------
Any officer may be removed at any time by the vote of the board of directors and any officer or agent appointed otherwise than by the board of directors may be removed by any officer having authority to appoint that officer or agent.


SECTION 3. VACANCIES
---------  ---------
Vacancies among the officers elected by the board of directors shall be filled by the directors.


SECTION 4. THE CHIEF EXECUTIVE OFFICER
---------  ---------------------------
The chief executive officer, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. All officers and agents, other than officers or agents elected or appointed by the board of directors, shall be appointed by the chief executive officer or by the heads of departments, subject to the approval of the chief executive officer. Unless otherwise specifically provided in these bylaws or by direction of the board of directors,


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                                     EXHIBIT 3(ii), Page 7 of 11


the chief executive officer or, at his direction, any officer, employee or agent of the corporation designated by him, may sign and execute all representations, securities, conveyances of real and personal property, leases, licenses, releases, contracts and other obligations and instruments in the name of the corporation.


SECTION 5. THE VICE CHAIRMEN AND VICE PRESIDENTS
---------  -------------------------------------
The vice chairmen and the vice presidents shall perform such duties as from time to time may be assigned to them by the chief executive officer or by the board of directors. In the absence of the chief executive officer, or in the event of his death, inability or refusal to act, the officer designated by the chief executive officer or the board of directors shall perform the duties of the chief executive officer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Any vice chairman or vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation.


SECTION 6. THE SECRETARY
---------  -------------
The secretary shall: (a) keep the minutes of the meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;
(d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholders; (e) sign with the chairman of the board, a vice chairman, the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.


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                                     EXHIBIT 3(ii), Page 8 of 11


SECTION 7. THE TREASURER
---------  -------------
If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these bylaws; (b) when duly authorized, disperse all moneys belonging or coming to the corporation; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.


SECTION 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS
---------  ----------------------------------------------
The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, a vice chairman, the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer or the board of directors.


SECTION 9. SALARIES
---------  --------
The salaries of the officers elected by the board of directors shall be fixed by the board of directors. The salaries of all other officers shall be fixed by the chief executive officer or by the heads of departments, subject to the approval of the chief executive officer.


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                                     EXHIBIT 3(ii), Page 9 of 11


                           ARTICLE IV

                       CHECKS AND DEPOSITS


SECTION 1. CHECKS AND DRAFTS
---------  -----------------
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.


SECTION 2. DEPOSITS
---------  --------
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected in a manner authorized by the board of directors.



                            ARTICLE V

                      CERTIFICATE OF STOCK


Each stockholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the board of directors signed by the chairman of the board, a vice chairman, the president or a vice president and by the secretary or an assistant secretary or the treasurer or any assistant treasurer.

All transfers of stock of the corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the board of directors may prescribe.

The board of directors may also appoint one or more transfer agents and registrars and may require stock certificates to be countersigned by a transfer agent or registered by a registrar or may require stock certificates to be both countersigned by a transfer agent and registered by a registrar. If certificates of capital stock of the corporation are signed by a transfer agent or


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                                    EXHIBIT 3(ii), Page 10 of 11


by a registrar (other than the corporation itself or one of its employees), the signature thereon of the officers of the corporation and the seal of the corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.



                           ARTICLE VI

                              SEAL


The seal of the corporation shall be a flat-faced circular die, of which there may be any number of counterparts, with the word
"SEAL" and the name of the corporation and the state and year of incorporation engraved thereon.



                           ARTICLE VII

                           FISCAL YEAR


The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.



                          ARTICLE VIII

                      VOTING OF STOCK HELD


Unless otherwise ordered by the board of directors, the chief executive officer, or his designee, shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, which, as the owner


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                                    EXHIBIT 3(ii), Page 11 of 11


thereof, the corporation might have possessed and exercised if present, and may sign proxies on behalf of the corporation with respect to any such meeting or sign consents on behalf of the corporation with respect to corporate actions permitted without a meeting of stockholders. The board of directors, by resolution, from time to time, may confer like powers upon any other person or persons.



                           ARTICLE IX

                           AMENDMENTS


These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.